                                      LEASE

                                 by and between

                                    PRACVEST,

                           a Utah general partnership,

                                   as Landlord

                                       and

                       ELECTRONIC TECHNOLOGY CORPORATION,
                               a Utah corporation

                                    as Tenant

                                       for

                                   Suite #100

                                of building #3 at

                            UTAH VALLEY BUSINESS PARK

                                       in

                            AMERICAN FORK CITY, UTAH

INDEX TO LEASE AGREEMIENT: UTAH VALLEY BUSINESS PARK

ARTICLE I. BASIC LEASE PROVISIONS; ENUMERATION OF EXHIBITS .................   2
       SECTION 1.01. BASIC LEASE PROVISIONS ................................   2
       SECTION 1.02. SIGNIFICANCE OF A BASIC LEASE PROVISION ...............   3
       SECTION 1.03. ENUMERATION OF EXHIBITS ...............................   3

ARTICLE II. GRANTAND LEASED PREMISES .......................................   3
       SECTION 2.01. PREMISES ..............................................   3

ARTICLE III. RENT ..........................................................   3
       SECTION 3.01.  BASE MONTHLY RENT ....................................   3
       SECTION 3.02.  ESCALATION ...........................................   3
       SECTION 3.03.  TENANT'S SHARE OF CAM, TAX AND INSURANCE
                              EXPENSES .....................................   3
       SECTION 3.04.  TAXES ................................................   4
       SECTION 3.05.  PAYMENTS .............................................   4

ARTICLE IV. RENTAL TERM, COMMENCEMENT DATE & PRELIMINARY TERM ..............   4
       SECTION 4.01. RENTAL TERM ...........................................   4
       SECTION 4.02. RENTAL COMMENCEMENT DATE ..............................   4
       SECTION 4,03. PRELIMINARY TERM ......................................   4

ARTICLE V. CONSTRUCTION OF PREMISES ........................................   4
       SECTION 5.01. CONSTRUCTION BY LANDLORD ..............................   4
       SECTION 5.02. CHANGES AND ADDITIONS BY LANDLORD .....................   4
       SECTION 5.03. DELIVERY OF POSSESSION ................................   5

ARTICLE, VI. TENANT'S WORK AND LANDLORD'S CONTRIBUTION .....................   5
       SECTION 6.01. TENANT'S WORK .........................................   5
       SECTION 6.02. LANDLORD'S CONTRIBUTION ...............................   5

ARTICLE, VII USE ...........................................................   5
       SECTION 7.01. USE OF PREMISES .......................................   5
       SECTION 7.02. HAZARDOUS SUBSTANCES ..................................   5

ARTICLE VIII, OPERATION AND MAINTENANCE OF COMMON AREAS ....................   6
       SECTION 8.01. CONSTRUCTION AND CONTROL OF COMMON AREAS ..............   6
       SECTION 8.02. LICENSE ...............................................   6
       SECTION 8.03. COMMON AREA MAINTENANCE EXPENSES ......................   6

ARTICLE IX. ALTERATIONS, SIGNS, LOCKS & KEYS ...............................   7
       SECTION 9,01. ALTERATIONS ...........................................   7
       SECTION 9.02. SIGNS .................................................   7
       SECTION 9.03. LOCKS & KEYS ..........................................   7

ARTICLE X. MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS ....................   7
       SECTION 10.01. LANDLORD'S OBLIGATION FOR MAINTENANCE ................   7
       SECTION 10.02. TENANT'S OBLIGATION FOR MAINTENANCE ..................   7
       SECTION 10.03. SURRENDER AND RIGHTS UPON TERMINATION ................   8

ARTICLE XI. INSURANCE AND INDEMNITY ........................................   8
       SECTION 11.01. LIABILITY INSURANCE AND INDEMNITY ....................   8
       SECTION 11 02. FIRE AND CASUALTY INSURANCE ..........................   8
       SECTION 11 03. WAIVER OF SUBROGATION ................................   9

ARTICLE XII. UTILITY CHARGES ...............................................   9
       SECTION 12.01. UTILITY CHARGES ......................................   9

ARTICLE XIII. OFF-SET STATEMENT, ATTORNMENT AND SUBROGATION ................   9
       SECTION 13.01. OFF-SET STATEMENT ....................................   9
       SECTION 13.02. ATTORNMENT ...........................................   9
       SECTION 13.03. SUBROATION ...........................................   9
       SECTION 13.04. MORTGAGE SUBROGATION .................................   9
       SECTION 13.05. REMEDIES .............................................   9

ARTICLE XIV. ASSIGNMENT ....................................................  10
       SECTION 14.01. ASSIGNMENT ...........................................  10

                INDEX TO LEASE AGREEMENT: UTAH VALLEY BUSINESS PARK (CONTID)

ARTICLE XV. WASTE OR NUISANCE .............................................   10
        SECTION 15.01. WASTE OR NUISANCE ..................................   10

ARTICLE XVI, NOTICES ......................................................   10
        SECTION 16.01. NOTICES ............................................   10

ARTICLE XVII. DESTRUCTION OF THE PREMISES .................................   10
        SECTION 17.01. DESTRUCTION ........................................   10

ARTICLE XVIII. CONDEMNATION ...............................................   10
        SECTION 18.01. CONDEMNATION .......................................   10

ARTICLE XIX, DEFAULT OF TENANT ............................................   11
        SECTION 19.01. DEFAULT -RIGHT TO RE-ENTER .........................   11
        SECTION 19.02. DEFAULT - RIGHT TO RE-LET ..........................   11
        SECTION 19.03. LEGAL EXPENSES .....................................   10

ARTICLE XX. BANKRUPTCY, INSOLVENCY OR RECEIVERSHIP ........................   11
        SECTION 20.01. ACT OF INSOLVENCY, GUARDIANSHIP, ETC ...............   11

ARTICLE XXI. LANDLORD ACCESS ..............................................   12
        SECTION 21.01. LANDLORDACCESS .....................................   12

ARTICLE XXII. LANDLORD'S LIEN .............................................   12
        SECTION 22.01. LANDLORD'S LIEN ....................................   12

ARTICLE XXIII. HOLDING OVER ...............................................   12
        SECTION 23.01. HOLDING OVER .......................................   12
        SECTION 23,02. SUCCESSORS .........................................   12

ARTICLE XXIV. RULES AND REGULATIONS .......................................   12
        SECTION 24.01. RULES AND REGULATIONS ..............................   12

ARTICLE XXV. QUIET ENJOYMENT ..............................................   12
        SECTION 25.01. QUIET ENJOYMENT ....................................   12

ARTICLE XXVI. SECURITY DEPOSIT ............................................   12
        SECTION 26.01. SECURITY DEPOSIT ...................................   12

ARTICLE XXVII. MISCELLANEOUS PROVISIONS ...................................   13
        SECTION 27.01. WAIVER .............................................   13
        SECTION 27.02. ENTIRE AGREEMENT ...................................   13
        SECTION 27.03. FORCE MAJEURE ......................................   13
        SECTION 27 04. LOSS AND DAMAGE ....................................   13
        SECTION 27.05. ACCORD AND SATISFACTION ............................   13
        SECTI0N 27.06. NO OPTION ..........................................   13
        SECTION 27.07. ANTI-DISCRIMINATION ................................   13
        SECTION 27.08. SEVERABILITY .......................................   13
        SECTION 27.09. OTHER MISCELLANEOUS PROVISIONS .....................   13
        SECTION 27.10. REPRESENTATION REGARDING AUTHORITY .................   13

SIGNATURES ................................................................   14

LANDLORD ACKNOWLEDGEMENT ..................................................   14

TENANT ACKNOWLEDGMENT (CORPORATE) .........................................   14

GUARANTEE .................................................................   15

EXHIBITS
          EXHIBIT "A" Pg. 1                       - FLOOR PLAN
          EXHIBIT "A" Pg. 2                       - POWER PLAN
          EXHIBIT "A" Pg. 3                       - REFLECTED CEILING PLAN
          EXHIBIT "A-2"                           - BUSINESS PARK PLOT PLAN
          EXHIBIT "B"                             - LEGAL DESCRIPTION(S)
          EXHIBIT "C"                             - LANDLORD'S WORK
          EXHIBIT "D"                             - TENANT'S WORK
          EXHIBIT "E"                             - SIGN CRITERIA

                            UTAH VALLEY BUSINESS PARK
                                 LEASE AGREEMENT


            ARTICLE I BASIC LEASE PROVISIONS; ENUMERATION OF EXHIBITS


     SECTION 1.011 BASIC LEASE PROVISIONS

(A)  DATE: May 17,1995

(B)  LANDLORD: PRACVEST, a Utah general partnership

(C) ADDRESS OF LANDLORD FOR NOTICES (Section 16.01): 2677 East Parleys Way, Salt Lake City, Utah 84109

(D)  TENANT: Electronic Technology Corporation

(E) ADDRESS OF TENANT FOR NOTICES (Section 16.01). 435 West Universal Circle, Sandy, Utah 84070

(I) PERMITTED USES (Section 7.01): Office/Light Electronic Manufacturing and Assembly

(G) TENANT'STRADE NAME (Exhibit "E" - Sign Criteria): Electronic Technology Corporation and EMA. Inc.

(H) BUILDING (Section 2.01): An approximate 28,000 sq. ft. building situated as shown on Exhibit "A" attached hereto in tlie Utah Valley Business Park, American Fork City, Utah County, State of Utah. Mailing address will be determined prior to occupancy.

(1) PREMISES (Section 2.01): That portion of building #3 at the approximate location outlined on Exhibit "A" known as Suite 100 consisting of approximately 9,685 sq. ft. of net rentable area.

(J)  DELIVERY OF POSSESSION (Section 5.03): July 1. 1995

(K) RENTAL TERM, COMMENCEMENT AND EXPIRATION DATE (Sections 4.01 & 4.02): The Rental Term shall commence on the date Tenant receives possession of the Leased Premises and shall be for a period ofthirty-six (36) full calendar months plus any initial partial calendar month.

(L) BASE MONTHLY RENT (Section 3.01): Seven Thousand Five Hundred Eighty Seven Dollars ($7,587.00) per calendar month

(M)  ESCALATIONS IN BASE MONTHLY RENT (Section 3.02): None.

(N) TENANT'S PERCENTAGE OF OPERATING EXPENSES (Section 3.03): 35.00 percent (35%) of all operating expenses as defined in Sections 3.03 and 8.03. Such expenses include common area and utility system maintenance, taxes, and insurance, but shall specifically exclude utilities, janitorial and any management fees. L,andlord estimates that Tenant share will not exceed $1.00 per sq. ft. during the first Lease Year and $1.15 per sq. 1@t, in the second Lease Year. Utilities and janitorial expenses shall be paid by Tenant pursuant to Sections L1.01 and 10.0", respectively.

(0) LANDLORD'S CONTRIBUTION TO TENANT'S WORK (Section 6.02): Actual cost of Tenant's Work in accordance with specifications set forth in Exhibit "D" and as mutually agreed, but not to exceed Fourteen and 55/100 Dollars ($14.55) per square foot of gross rentable area.

(P) PREPAID RENT: $7,587.00 paid upon delivery of the premises to Tenant and shall be applied to the first installment(s) of Base Monthly Rent due hereunder.

(Q) SECURITY DEPOSIT (Section 26.01): Seven Thousand Five Hundred and no/100ths Dollars ($7,500.00)

(R) TENANT RIGHT TO CONSTRUCTION BUDGET SAVINGS: Tenant shall have the right to apply unused

         SECTION 1.02. SIGNIFICANCE OF A BASIC LEASE PROVISION. The foregoing provisions of Section 1.01 summarize for convenience only certain fundamental terms of the Lease delineated more fully in the Articles and Sections referenced therein. In the event of a conflict between the provisions of Section 1.01 and the balance of the Lease, the latter shall control.

         SECTION 1.03. ENUMERATION OF EXIBBITS. The exhibits enumerated in this Section and attached to this Lease are incorporated in the Lease by this reference and are to be construed as a part of the Lease.

          EXHIBIT "A" Pg. 1                       - FLOOR PLAN
          EXHIBIT "A" Pg. 2                       - POWER PLAN
          EXHIBIT "A" Pg. 3                       - REFLECTED CEILING PLAN
          EXHIBIT "A-2"                           - BUSINESS PARK PLOT PLAN
          EXHIBIT "B"                             - LEGAL DESCRIPTION(S)
          EXHIBIT "C"                             - LANDLORD'S WORK
          EXHIBIT "D"                             - TENANT'S WORK
          EXHIBIT "E"                             - SIGN CRITERIA

                         ARTICLE II. GRANT AND PREMISES

         SECTION 2.01. PREMISES. In consideration for the rent to be paid and covenants to be performed by Tenant, Landlord hereby leases to Tenant, and Tenant leases from Landlord for the Term and upon the terms and conditions herein set forth premises described in Section 1.01(l) (hereinafter referred to as the "Premises"), located in an office building development referred to in
Section 1.01(H) (hereinafter referred to as the "Building"). The legal description of the Building is attached hereto as Exhibit "B". Gross rentable area measurements herein specified are from the exterior of the perimeter walls of the building to the center of the interior walls. In addition, the factor set forth in Section 1.010.) has been added to the area as measured above to adjust for Tenant's proportionate share of common hallways, restrooms, etc. in the building.

         The exterior walls and roof of the Premises and the areas beneath said Premises are not demised hereunder and the use thereof together with the right to install, maintain, use, repair, and replace pipes, ducts, conduits, and wires leading through the Premises in locations which will not materially interfere with Tenant's use thereof and serving other parts of the building or buildings are hereby reserved to Landlord. Landlord reserves (a) such access rights through the Premises as may be reasonably necessary to enable access by Landlord to the balance of the building and reserved areas and elements as set forth above; and (b) the right to install or maintain meters on the Premises to monitor use of utilities. In exercising such rights, Landlord will use reasonable efforts so as to not commit waste upon the Premises and as far as practicable to minimize annoyance, interference or damage to Tenant when making modifications, additions or repairs.

         Subject to the provisions of Article VIII contained hereinbelow, Tenant and its customers, agents and invitees have the right to the non-exclusive use, in common with others of such unreserved automobile parking spaces, driveways, footways, and other facilities designated for common use within the Building, except that with respect to non-exclusive areas, Tenant shall cause its employees to park their cars only in areas specifically designated from time to time by Landlord for that purpose.

                                ARTICLE III RENT

         SECTION 3.01 BASE MONTHLY RENT. Tenant agrees to pay to Landlord the Base Monthly Rent set forth in Section 1.01(L) at such place as Landlord may designate, without prior demand therefor, without offset or deduction and in advance on or before the first day of each calendar month during the Rental Term, commencing on the Rental Commencement Date. In the event the Rental Commencement Date occurs on a day other than the first day of a calendar month, then the Base Monthly Rent to be paid on the Rental Commencement Date shall include both the Base Monthly Rent for the first full calendar month occurring after the Rental Commencement Date, plus the Base Monthly Rent for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month).

         SECTION 3.02 ESCALATION. Tenant's Base Monthly Rent shall be increased on the Adjustment Dates set forth in Section 1..01(M).

         SECTION 3.03 TENANT'S SHARE OF CAM, TAX AND INSURANCE EXPENSES. Tenant shall pay as additiona Rent Tenant's pro-rated share of Landlord's expenses for common area maintenance and security, if any, as defined in Section 8.03, property taxes and assessments as defined in Section 3.04 and insurance as defined in Section 11.01. Tenant's pro-rated share of Landlord's expenses is set forth in Section 1.01(N) and is calculated by dividing the gross rentable area of the premises by the gross rentable area of the Building.

         Said additional rent shall be estimated annually at the beginning of each Lease Year of the Rental Term. One-twelfth (1/12th) of Tenant's Share shall be payable each month together with Base Monthly Rent as determined in Sections
3.01 and 3.02. Within sixty (60) days after the end of each Lease Year, Landlord shall deliver to Tenant an accounting in reasonable detail of actual common area maintenance, tax and insurance expenses certified by an officer of Landlord as true and correct together with a calcualtion of Tenant's share of such expenses incurred by Landlord in that Lease Year. Should the actual amount of such expense exceed the estimated amount paid by Tenant during that

Lease Year, then Tenant shall pay the amount of any excess within twenty (20) days after receipt of invoice. However if the estimated payments for the previous year exceeded the actual amount incurred by Landlord, then Tenant may deduct the excess amount from the next monthly estimated payment due from Tenant.

         SECTION 3.04 TAXES.

                  (a) Landlord shall pay all real property taxes and assessments (all of which are hereinafter collectively referred (o as "Taxes") which are levied against or which apply with respect to the Premises, subject to reirribursement of Tenant's share as set forth in Section 3.03.

                  (b) Tenant shall prior to delinquency pay all taxes, assessments, charges, and fees which during the Rental Term hereof may be imposed, assessed, or levied by any governmental or public authority against or upon Tenant's use of the Premises or any inventory, personal property, fixtures or equipment kept or installed, or permitted to be located therein by Tenant.

         SECTION 3.05 PAYMENTS. All payments of Base Monthly Rent, Additional Rent and other payments to be made to Landlord shall be made on a timely basis and shall be payable to Landlord or as Landlord may otherwise designate. All such payments shall be mailed or delivered to Landlord's principal office set forth in Section 1.01(C), or at such other place as Landlord may designate from time to time in writing. If mailed, all payments shall be mailed in sufficient time and with adequate postage thereon to be received in Landlord's account by no later than the due date for such payment, if Tenant shall fail to pay any Base Monthly Rent or any additional rent or any other amounts or charges within ten (10) days after the due date, Tenant shall pay a late fee equal to four (4%) percent of such past due amount and, in addition, Tenant shall pay interest from the due date of such past due amounts to the date of payment, both before and after at a rate equal to the greater of fourteen (14%) percent per annum or two (2%) percent over the "prime" or "base" rate charged by Zions First National Bank of Utah at the due date of such payment; provided howeyer, that in any case the maximum amount or rate of interest to be charged shall not exceed the maximum non- usurious rate M accordance with applicable law.


          ARTICLE IV RENTAL TERM, COMMENCEMENT DATE & PRELIMINARY TERM

         SECTION 4.01 RENTAL TERM. The initial term of this Lease shall be for the period defined as the Rental Term in Section 1,01(K), plus the partial calendar month, if any, occurring after the Rental Commencement Date (as hereinafter defined) if the Rental Commencement Date occurs other than on the first day of a calendar month. "Lease Year" shall include twelve 1 12) calendar months, except that first Lease Year will also include any partial calendar month beginning on the Rental Date.

         SECTION 4.02 RENTAL COMMENCEMENT DATE. The Rental Term of this Lease and Tenant's obligation to pay rent. hereunder shall commence as set forth in
Section 1.01(K) (the "Rental Commencement Date"). Within five (5) (lays after Landlord's request to do so, Landlord and Tenant shall execute a written affidavit, in recordable form, expressing the Rental Commencement Date and the termination date, which affidavit shall be deemed to be part of this Lease.

         SE( TION 4.03 PRELIMINARY TERM. The period between the date Tenant enters upon the Premises and the commencement of the Rental Term will be designated as the "preliminary term" during which no Base Monthly Rent or other common area expenses shall accrue; however, other covenants and obligations of Tenant shall be in full force and effect. Delivery of possession of the Premises to Tenant as provided in Section 5.03 shall be considered "entry" by Tenant and commencement of "preliminary term".

                       ARTICLE V CONSTRUCTION OF PREMISES

         SECTION 5.01 CONSTRUCTION BY LANDLORD. Landlord shall construct or cause to be constructed the Building in which the Premises are to be located. The Premises shall be constructed substantially in accordance with Outline Specifications entitled "Landlord's Work" marked Exhibit "C" attached hereto and Exhibit "D" to the extent set forth therein and made a pan hereof. Landlord's construction obligation shall include Tenant Improvement pursuant to mutually agreed space layout plans and specifications. After consultation with Tenant, Landlord's architect shall furnish the plans and specifications for the Leased Premises, but the cost thereof shall be charged toward Landlord Contribution It is understood and agreed by Tenant that no minor changes from any plans or from said Outline Specifications which may be necessary during construction of the Premises or the Building shall affect or change this Lease or invalidate same.

         SECTION 5.02 CHANGES AND ADDITIONS BY LANDLORD. Landlord hereby reserves the right at any time, and from time to time, to make alterations or additions to, and to build additional stories on the Building in which the Premises are contained and to build adjoining the same and to modify the existing parking or other common areas to accommodate additional buildings. Landlord also reserves the right to construct other buildings or improvements in the Building area from time to time, on condition that if the Building area is expanded so as to include any additional buildings, Landlord agrees to create or maintain a parking ratio adequate to meet local laws and ordinances, including the right to add land to the Building or to erect parking structures thereon.

         SECTION 5.03 DELIVERY OF POSSESSION. Except as hereinafter provided, Landlord shall deliver the Premises to Tenant ready for Tenant's Work on or before the date set forth in Section 1.01(J). The Premises shall be deemed as ready for delivery when Landlord shall have substantially completed construction of the portion of the said Premises to be occupied exclusively by Tenant, in accordance with Landlord's obligations set forth in Exhibit "C". Landlord shall, from time to time during the course of construction, provide information to Tenant concerning the progress of construction of said Premises, and will give written notice to Tenant when said Premises are in fact ready for Tenant's Work. Notwithstanding the foregoing, Landlord shall have the right to extend the date for delivery of possession of the Premises for a period of one
(1) month by notice in writing given to Tenant any time prior to said delivery date. If any disputes shall arise as to the Premises being ready for delivery of possession, a certificate furnished by Landlord's architect in charge so certifying shall be conclusive and binding of that fact and date upon the parties. It is agreed that by occupying the Premises as a tenant, Tenant formally accepts the same and acknowledges that the Premises are In the condition called for hereunder, except for items specifically excepted in writing at date of occupancy as 1

               ARTICLE VI TENANT'S WORK & LANDLORD'S CONTRIBUTION

         SECTION 6.01 TENANT'S WORK. Tenant agrees to provide all work of whatsoever nature in accordance with its obligations set forth in Exhibit "D" except as set forth to be completed by Landlord during initial construction in Exhibit "C". If Tenant desires to remodel the Premises, Tenant agrees to furnish Landlord, prior to construction, with a complete and detailed set of plans and specifications drawn by some qualified person acceptable to Landlord setting forth and describing Tenant's Work in such detail as Landlord may require and in compliance with Exhibit "D", unless this requirement be waived in writing by Landlord. Landlord must approve all Tenant plans in writing prior to construction. No substantive deviation from the final set of plans and specifications once submitted to and approved by Landlord, shall be made by Tenant without Landlord's prior written consent. Landlord shall have the right to approve Tenant's contractor to be used in performing Tenant's Work, and the right to require and approve insurance or bonds provided by Tenant or such contractors. In due course after completion of Tenant's Work, Tenant shall certify to Landlord the itemized cost of Tenant improvements and fixtures located upon the Premise,@.

         SECTION 6.02 LANDLORD'S CONTRIBUTION. Landlord agrees to make a contribution to Tenant's Work set forth in Exhibit "D", in an amount not to exceed the actual cost of Tenant's Work or the amount set forth in Section I
040), whichever amount is the lesser. Within thirty (30) days after invoice therefore, Tenant shall reimburse to Landlord any construction cost in excess of the sum of Landlord's Work pursuant to Exhibit "C" and Landlord's Contribution toward work performed by Landlord shown in Exhibit "D".

                                 ARTICLE VII USE

         SECTION 7.01 USE OF PREMISES. Tenant shall use and occupy the Premises solely for the purpose of conducting the business indicated in Section 1.01(F). Tenant shall promptly comply with all present or future laws, ordinances, lawful orders and regulations affecting the Premises and the cleanliness, safety, occupancy and use of same. Tenant shall not make any use of the Premises which will cause cancellation or an increase in the cost of any insurance policy covering the same. Tenant shall not keep or use on the Premises any article, item, or thing which is prohibited by the standard form of fire insurance policy. Neither Tenant nor Landlord shall not commit any waste upon the Premises and shall not conduct or allow any business, activity, or thing on the Premises which is an annoyance or causes damage to landlords Tenant to other subtenants, occupants, or users of the improvements, or to occupants of the vicinity.

         SECTION 7.02 RAZARDOUS SUBSTANCES.

                  a) Landlord shall be responsible for removal of any Hazardous Substances that existed at the Leased Premises prior to construction or any that Landlord has or does install at the Leased Premises or Building. After reasonable inquiry, Landlord is not aware of any existing Hazardous Substances in the Building or Common Areas.

                  b) Tenant shall not use, produce, store, release, dispose or handle in or about the Leased Premises or transfer to or from the Leased Premises (or permit any other party to do such acts) any Hazardous Substance except in compliance with all applicable Environmental Laws. Tenant shall not construct or use any improvements, fixtures or equipment or engage in any act on or about the Leased Premises that would require the procurement of any license or permit pursuant to any Environmental Law and Tenant shall remove any Hazardous Substance resulting from Tenant's or its agent's contractors, or business invitee's acts. Tenant shall immediately notify Landlord of (i) the existence of any Hazardous Substance on or about the Leased Premises that may in violation of any Environmental Law (regardless of whether Tenant is responsible for the existence of such Hazardous Substance), (ii) any proceeding or investigation by any governmental authority regarding the presence of any Hazardous Substance on the Leased Premises or the migration thereof to or from any other property, (iii) all claims made or threatened by any third party against Tenant relating to any loss or injury resulting from any Hazardous Substance in or about the Leased Premises. "Environmental Laws" shall mean any federal, state or local statute, ordinance, rule, regulation or guideline pertaining to health, industrial hygiene, or the environment, including without limitation, the federal Comprehensive Environmental Response, Compensation, and Liability Act; "Hazardous Substance' shall mean all substances, materials and wastes that are or become regulated, or classified as hazardous or toxic, under any Environmental Law.

                  c) The party herein responsible for removal of Hazardous Substances shall upon learning of such condition proceed within five (5) days thereafter to commence removal of such Hazardous Substance and shall diligently continue to effect such removal until completion. Removal shall be accomplished in accordance with any applicable safety standards.

                           ARTICLE VII OPERATION AND MAINTENANCE OF COMMON AREAS

         SECTION 8.01 CONSTRUCTION AND CONTROL OF COMMON AREAS. All automobile parking areas, driveways, entrances and exits thereto, and other facilities furnished by Landlord in or near the buildings or Building, including if any, employee parking areas, truck ways, loading docks, mail rooms or mail pickup areas, pedestrian sidewalks and hallways, landscaped areas, retaining walls, stairways, restrooms, HVAC, electrical and other utility systems, and other areas and improvements provided by Landlord for the general use in common tenants, their officers, agents, employees and customers, (hereinafter "Common Facilities") shall at all times be subject to the exclusive control and management of Landlord which shall have the right from time to time to establish, modify and enforce reasonable Rules and Regulations with respect to all facilities and areas mentioned in this Section. Landlord shall have the right to construct, maintain and operate lighting and drainage facilities on or in all said areas and improvements; to police the same, front time to time to change the area, level, location and arrangement of parking areas and other facilities hereinabove referred to; to restrict parking by tenants, their officers, agents and employees to employee parking areas; to close temporarily all or any portion of said areas or facilities to such extent as may, in the opinion of counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; to assign "reserved" par-king spaces for exclusive use of certain tenants or for customer parking, to discourage non-employee and non-custorrier parking; and to do and perform such other acts in and to said areas and improvements as, in the exercise ofgood businessjudgment, the Landlord shall determine to be advisable with a view toward maintaining of appropriate convenience uses, amenities, and for permitted uses by tenants, their officers, agents, employees and customers. Landlord will operate and maintain the common facilities referred to above in such a manner as it, in its sole discretion, shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to employ all personnel and to make all Rules and Regulations pertaining to and necessary for the proper operation, security and maintenance of the common areas and facilities. Building and/or project signs, traffic control signs and other signs determined by Landlord to be in best interest of the Building, will be considered part of common area and common facilities.

         SECTION 8.02 LICENSE. All common areas and facilities not within the Premises, which Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if the amount of such areas be diminished, Landlord shall not be subject to any liabilities nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such diminution of such areas be deemed constructive or actual eviction, so long as such revocations or diminutions are deemed by Landlord to serve the best interests of the Building.

         SECTION 8.03 COMMON AREA MAE14TENANCE EXPENSES.

                  a) Pursuant to Section 3.03, Tenant shall pay its share of the "Common Area Operating Cost" for the Common Facilities

                  b) For the purpose of this Section 8.03 the "Common Area Operating Cost" means the total cost and expense incurred in operating and maintaining, equipping, policing, protecting, lighting, repairing and replacing the Common Facilities, actually used or available for use by tenants and the employees, agents, servants and other invitees of tenants, excluding carrying charges, "on-site employee expenses" and management fees or Landlord administrative fee, but specifically including fire and other casualty, public liability and property damage insurance, real estate taxes and assessments, security personnel and equipment, utility charges, heating and air conditioning, on and off-site traffic control, directories, repairs, line painting, lighting, and sanitary control. Notwithstanding the above, the following items are to be specifically excluded from "Common Area Operating Cost":

                  1) Costs attributable to original development, or seeking and obtaining new tenants or lease extensions, such as advertising, brokerage commissions, architectural, engineering, attorney's fees, renovations and improvements

                  2) Costs attributable to enforcing leases against tenants in the project, such as attorney's fees, court costs, adverse judgments and similar expenses, except for a reasonable allocation of costs to extent action relates to common area collections or operations;

                  3) Costs that are reimbursed to the Landlord by tenants as a result of provisions contained in their specific leases;


                  4) Costs for alterations and additions that are in the nature of new, rather than replacement of existing common area capital improvements;

                  5) Reserves for bad debts or future expenditures which would be incurred subsequent to the then current accounting year;

                  6) Interest on any mortgages of the Landlord (except that this shall not restrict charges for depreciation of amortization (including principal and interest) of permitted capital improvements or equipment regardless of whether or not acquisition proceeds may have been borrowed);

                  7) Repairs and other work occasioned by fire, windstorm or other casualty to the extent that the Landlord is reimbursed by insurance that was required to be carried under the Lease:

                  8) Any costs, fines or penalties incurred due to violations by Landlord of any leases or any governmental rule or authority, except to the extent that Landlord reasonably determines that Operating Expenses had been reduced in prior years as a result thereof;

                  9) The costs of correcting originally-constructed conunon area improvements in order to comply with codes that were applicable at the time such improvements were constructed;

                  10) Costs attributable to repairing items that are covered by warranties to the extent that Landlord recovers such costs under the warranties;

                  11) Repairs and maintenance performed exclusively for a particular tenant exclusive space and not in the common areas, or tenant improvements in a tenant's space rather than for improvements intended generally for the common benefit of the office building tenant.

                  12) Costs of correcting defective conditions in the Building resulting from failure to comply with applicable building and construction codes at the time such improvements were constructed;

                  13) Building structural, roof and other costs set forth as
         Item 2 in Landlord maintenance obligations in Section 10.01.

                  14) Costs resulting from Landlord's negligent acts.

                   ARTICLE IX ALTERATIONS, SIGNS, LOCKS & KEYS

         SECTION 9.01 ALTERATIONS. Tenant shall not make or suffer to be made any alterations or additions to the Premises or any part thereof without the prior written consent of Landlord. Any additions to, or alterations of the Premises except movable furniture, equipment and trade fixtures shall become a part of the realty and belong to Landlord upon the termination of Tenant's lease or renewal term or other termination or surrender of the Premises to Landlord.

         SECTION 9.02 SIGNS. Subject to prior municipal or required public approvals and to full conformity with Exhibit " E ", Tenant may place, at its own expense, suitable tenant identification signs on the Premises and/or Building, provided that such sign shall be in the Landlord-approved building location, and that general design conforms to the design and style of other tenant signs on the buildings and provided that written approval of the sign design and proposed location is obtained in advance from Landlord. If any sign is installed or posted prior to obtaining such approval or which does not conform to the conditions herein specified, Tenant shall be required to remove said sign and repair any damage caused thereby at its sole cost and expense. At the termination of this Lease, Tenant shall remove said sign. Tenant shall repair any damage caused by the installation or removal of any Tenant signs. All work shall be completed in a good and workmanlike manner.

         SECTION 9.03 LOCKS AND KEYS. Tenant may change locks or install other locks on doors, but if Tenant does, Tenant must provide Landlord with duplicate keys within twenty four hours after said change or installation. Tenant upon termination of this Lease shall deliver to Landlord all the keys to the Premises including any interior offices, toilet rooms, combinations to built-in safes, etc. which shall have been furnished to or by the Tenant or are in the possession ot the 'Tenant

             ARTICLE X MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

         SECTION 10.01 LANDLORD'S OBLIGATION FOR MAMTENANCE. Landlord shall maintain and repair: (1) the areas outside the Premises including hallways, public restrooms, if any, general landscaping, parking areas, driveways and walkways; (2) the Building structure including roof, exterior walls, and foundation; and (3) all plumbing, electrical, heating, and air conditioning systems. However, if the need for such repairs or maintenance results from any careless, wrongful or negligent act or omission of Tenant, Tenant shall pay the entire cost of any such repair or maintenance including a reasonable charge to cover Landlord's supervisory overhead. Landlord shall not be obligated to repair any damage or defect until receipt of written notice from Tenant of the need of such repair and Landlord shall have a reasonable time after receipt of such notice in which to make such repairs. Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises or in the building of which the Premises are a part or of defects therein or in any fixtures or equipment provided by Landlord.

         SECTION 10.02 TENANT'S OBLIGATION FOR MAINTENANCE.

                  (a) Tenant shall provide its own janitorial service and keep and maintain the Premises including the interior wall surfaces and windows, floors, floor coverings and ceilings in a clean, sanitary and safe condition in accordance with the laws of the State and in accordance with all directions, rules and regulations of the health officer, fire marshall, building inspector, or other proper officials of the governmental agencies having jurisdiction, at the sole cost and expense of Tenant, and Tenant shall comply with all requirements of law, ordinance and otherwise, affecting said Premises.

                  (b) Tenant shall pay, when due, all claims for labor or material furnished, for work under Sections 9.01, 9.02 and 9.03 hereof, to or for Tenant at or for use in the Premises, and shall bond such work if reasonably required by Landlord to prevent assertion of claims against Landlord.

                  (c) Tenant agrees to be responsible for all furnishings fixtures and equipment located upon the Premises from time to time and shall replace carpeting within the Premises if same shall be damaged by tearing, burning, or stains resulting from spilling anything on said carpet, reasonable wear and tear accepted. Tenant further agrees to use chairmats or floor protectors wherever it uses chairs with wheels or casters on carpeted areas.

         SECTION 10.03 SURRENDER AND RIGHTS UPON TERMINATION.

                  (a) This Lease and the tenancy hereby created shall cease and terminate at the end of the Rental Term hereof, or any extension or renewal thereof, without the necessity of any notice from either Landlord or Tenant to terminate the same, and Tenant hereby waives notice to vacate the Premises and agrees that Landlord shall be entitled to the benefit of all provisions of law respecting summary recovery of possession of Premises from a Tenant holding over to the same extent as if statutory notice has been given.

     (b) Upon termination of this Lease at any time and for any reason whatsoever, Tenant shall surrender and deliver up the Premises to Landlord in the same condition as when the Premises were delivered to Tenant or as altered as provided in Section 9.01, ordinary wear and tear excepted. Upon request of Landlord, Tenant shall promptly remove all personal property from
the Premises and repair any damage caused by such removal.   Obligations
under this Lease relating to events occurring or circumstances existing prior to the date of termination shall survive the expiration or other termination of the Rental Term or this Lease. Liabilities accruing after date of termination are defined in Sections 19.01 and 19.02.

                       ARTICLE XI INSURANCE AND INDEMNITY

         SECTION 11.01 LIABILITY INSURANCE AND INDEMNITY. Tenant shall, during all terms hereof, keep in full force and effect a policy of public bodily injury and property damage liability insurance with respect to the Premises, with a combined single limit of not less than One Million Dollars ($1,f000,000.00) per occurrence. The policy shall name Landlord, Property Manager (i.e., Woodbury Corporation) and any other persons, firms or corporations designated by Landlord and Tenant as insureds, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord ten (10) days prior written notice. Such insurance shall include an endorsement permitting Landlord and Property Manager to recover damage suffered due to act or omission of Tenant, notwithstanding being named as an additional "Insured party" in such policies. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate of insurer certifying to the issuance of such policy shall be delivered to Landlord. If Tenant fails to provide such insurance, Landlord may do so and charge same to Tenant.

         Tenant will indemnify, defend and hold Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the Premises or from the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, sublessees, concessionaires or business invitees unless caused by the negligence of Landlord and to the extent not covered by its fire, casualty and liability insurance. In case Landlord shall, without fault of its part, be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorney fees incurred or paid by either in defending itself or enforcing the covenants and agreements of this Lease.

         Landlord will indemnify, defend and hold Tenant harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any misconduct or negligent omission of Landlord, its agents, contractors, employees or servants, to the extent not covered by its fire, casualty and liability insurance. In case Tenant shall, without fault of its part, be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and shall pay all costs, expenses and reasonable attorney fees incurred or paid by either in defending itself or enforcing the covenants and agreements of this Lease.


         SECTION 11.02 FIRE AND CASUALTY INSURANCE.

                  (a) Subject to the provisions of this Section 11.02, Landlord shall secure, pay for, and at all times during the terms hereof maintain, insurance providing coverage upon the building improvements in an amount equal to the full insurable value thereof (as determined by Landlord) and insuring against the perils of fire, extended coverage, vandalism, and malicious mischief. All insurance required hereunder shall be written by reputable, responsible companies licensed in the State of Utah. Tenant shall have the right, at its request at any reasonable time, to be furnished with copies of the insurance policies then in force pursuant to this Section, together with evidence that the premiums therefor have been paid.

                  (b) Tenant agrees to maintain at its own expense such fire and casualty insurance coverage as Tenant may desire or require in respect to Tenant's personal property, equipment, furniture, fixtures or inventory and Landlord shall have no obligation in respect to such insurance or losses. All property kept or stored on the Premises by Tenant or with Tenant's permission shall be so done at Tenant's sole risk and Tenant shall indemnify Landlord against and hold it harmless from any claims arising out of loss or damage to same.

                  (c) Tenant will not permit said Premises to be used for any purpose which would render the insurance thereon void or cause cancellation thereof or increase the insurance risk or increase the insurance premiums in effect just prior to the commencement of this Lease. Tenant agrees to pay as additional rent the total amount of any increase in the insurance premium of Landlord over that in effect prior to the commencement of this lease resulting from Tenant use of the Premises. If Tenant installs any electrical or other equipment which overloads the lines in the Premises, Tenant shall at its own expense make whatever changes are necessary to comply with the requirements of Landlord's insurance.

                  (d) Tenant shall be responsible for all glass breakage at Leased Premises from any cause whatsoever and agrees to immediately replace all glass broken or damaged during the terms hereof with glass of the same quality as that broken or damaged. Landlord may replace, at Tenant's expense, any broken or damaged glass if not replaced by Tenant within five (5) days after such damage.

                  (e) Tenant shall reimburse to Landlord Tenant's share of casualty insurance provided by Landlord pursuant to subsection (a) above in the manner set forth in Section 3.03 herein.

         SECTION 11.03 WAIVER OF SUBROGATION. Each party hereto does hereby release and discharge the other party hereto and any officer, agent, employee or representative of such party, of and from any liability whatsoever hereafter arising from loss, damage or injury caused by fire or other casualty for which insurance (permitting waiver of liability and containing a waiver of subrogation) is carried by the injured party at the time of such loss, damage or injury to the extent of any recovery by the injured party under such insurance.

                     ARTICLE XII UTILITY CHARGES

     SECTION 12.01 UTILITY CHARGES. Landlord shall install all utility systems and shall have electricity and gas sub-metered or monitored such that Tenant shall pay only for actual electrical and gas usage at the Leased Premises. Water and sewer charges shall be included in common area maintenance pursuant to Section 8.O3 Landlord shall pay all utility charges to utility companies promptly when due, but Tenant shall pay to Landlord its actual share within ten (10) days after invoice by Landlord. Tenant shall pay for all telephone installation, equipment and monthly use charges. If utility companies bill Tenant direct for separately metered utility charges, Tenant agrees to pay when due all such charges direct to the utility company.

          ARTICLE XIII OFF-SET STATEMENT, ATTORNMENT AND SUBORDINATION

     SECTION 13.01 OFF-SET STATEMENT. Tenant agrees within ten (10) days after request therefor by Landlord to execute in recordable form and deliver to Landlord a statement in writing, certifying (a) that this Lease is in full force and effect (b) the date of commencement of the Rental Term of this Lease, (c) that rent is paid currently without any off-set or defense thereto, (d) the amount of rent, if any paid in advance. and (e) that there are no uncured defaults by Landlord or stating those claimed by Tenant.

     SECTION 13.02 ATTORNMENT. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by Landlord covering the Premises, attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease.

     SECTION 13.03 SUBORDINATION. Tenant agrees that this Lease shall, at the request of Landlord, be subordinate to any first mortgages or deeds of trust that may hereafter be placed upon said Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagees or trustees named in said mortgages or deeds of trust shall agree to recognize and not disturb the Lease of Tenant in the event of foreclosure, if Tenant is not in default.

     SECTION 13.04 MORTGAGEE SUBORDINATION. Tenant hereby agrees that this Lease shall, if at any time requested by Landlord or any lender in respect to Landlord's financing of the building or project in which the Premises are located or any portion hereof, be made superior to any mortgage or deed of trust that may have preceded such Lease.

     SECTION 13.05 REMEDIES. Tenant hereby irrevocably appoints Landlord as attorney-in-fact for the Tenant with full power and authority to execute and deliver in the name of the Tenant any such instruments described in this
Article XIII upon failure of the Tenant to execute and deliver any of the above instruments within fifteen (15) days after written request so to do by Landlord; and such failure shall constitute a breach of this Lease entitling the Landlord, at its option, to cancel this Lease and terminate the Tenant's interest therein.

                        ARTICLE XIV ASSIGNMENT

         SECTION 14.01 ASSIGNMENT. Tenant shall not assign this Lease or sublet the Premises, or any part thereof, without first obtaining the written consent of the Landlord, which consent shall not be unreasonably withheld. The consent of Landlord shall not relieve Tenant or Guarantors of this Lease from continuing liability for all obligations under this Lease. Any Assignment by operation of law or if the Tenant be a corporation, unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of 50% shall be deemed an "Assignment" within the meaning of this Section.

                     ARTICLE XV WASTE OR NUISANCE

         SECTION 15.01 WASTE OR NUISANCE. Tenant shall not commit or suffer to be committed any waste upon the Premises, or any nuisance or other act or thing which may disturb the quite enjoyment of any other tenant in the building in which the Premises may be located, or elsewhere within the Building.


                         ARTICLE XVI NOTICES

         SECTION 16.01 NOTICES. Except as provided in Section 19.01 any notice required or permitted hereunder to be given or transmitted between the parties shall be either personally delivered, or mailed postage prepaid by registered mail, return receipt requested, addressed if to Tenant at the address set forth in Section 1.01(E), and if to Landlord at the address set forth in Section 1.01(C). Either party may, by notice to the other given as prescribed in this
Section 16.01, change its above address for any future notices which are mailed under this Lease.


                    ARTICLE XVII DESTRUCTION OF THE PREMISES

         SECTION 17.01 DESTRUCTION.

                  (a) If the Premises are partially or totally destroyed by fire or other casualty insurable under standard fire insurance policies with extended coverage endorsement so as to become partially or totally untenantable, the same shall be repaired or rebuilt as speedily as practical under the circumstances at the expense of the Landlord, unless Landlord elects not to repair or rebuild as provided in Subsection (b) of this Section 17.01. During the period required for restoration, a just and proportionate part of Base Rent, additional rent and other charges payable by Tenant hereunder shall be abated until the Premises are repaired or rebuilt.

                  (b) If the Premises are (I) rendered totally untenantable by reason of an occurrence described in Subsection (a), or (II) damaged or destroyed as a result of a risk which is not insured under Landlord's fire insurance policies, or (III) at least twenty percent (20%) damaged or destroyed during the last year of the Rental Term, or (IV) if the Building is damaged in whole or in part (whether or not the Premises are damaged), to such an extent that Tenant cannot practically use the Premises for its intended purpose, then and in any such events Landlord or Tenant may at its option terminate this Lease Agreement by notice in writing to the Tenant within sixty (60) days after the date of such occurrence. Unless Landlord gives such notice, this Lease Agreement will remain in full force and effect and Landlord shall repair such damage at its expense as expeditiously as possible under the circumstances.

                  (c) If Landlord should elect or be obligated pursuant to Subsection (a) above to repair or rebuild because of any damage or destruction, Landlord's obligation shall be limited to the original Building any other work or improvements which may have been originally performed or installed at Landlord's expense. If the cost of performing Landlord's obligation exceeds the actual proceeds of insurance paid or payable to Landlord on account of such casualty, Landlord may terminate this Lease Agreement unless Tenant, within fifteen (15) days after demand therefor, deposits with Landlord a sum of money sufficient to pay the difference between the cost of repair and the proceeds of the insurance available for such purpose Tenant shall replace all work and improvements not originally installed or performed by Landlord at its expense.

                  (d) Except as stated in this Article XVII and as otherwise provided in this Lease, Landlord shall not be liable for any loss or damage sustained by Tenant by reason of casualties mentioned hereinabove or any other accidental casualty.


                           ARTICLE XVIII CONDEMNATION

         SECTION 18.01 CONDEMNATION. As used in this Section the term "Condemnation Proceeding" means any action or proceeding in which any interest in the Premises or Building is taken for any public or quasi-public purpose by any lawful authority through exercise of the power of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof. If the whole of the Premises is taken through Condemnation Proceedings, this Lease shall automatically terminate as of the date possession is taken by the condemning authority. If in excess of twenty-five (25%) percent of the Premises is taken, either party hereto shall have the option to terminate this Lease by giving the other written notice of such election at any time within thirty (30) days after the date of taking. If less than twenty-five (25%) percent of the space is taken and Landlord determines, in Landlord's sole discretion, that a reasonable amount of reconstruction thereof will not result in the Premises or the Building becoming a practical improvement reasonably suitable for use for the purpose for which it is designed, then Landlord may elect to terminate this Lease Agreement by giving thirty (30) days written notice as provided hereinabove. In all other cases, or if neither party exercises its option to terminate, this Lease shall remain in effect and the rent payable hereunder from and after the date of taking shall be proportionately reduced in proportion to the ratio of: (1) the area contained in the Premises which is capable of occupancy after the taking; to (II) the total area contained in the Premises which was capable of occupancy prior to the taking. In the event of any termination or rental reduction provided for in this Section, there shall be a proration of the rent payable under this Lease and Landlord shall refund any excess theretofore paid by Tenant. Whether or not this Lease is terminated as a consequence of Condemnation Proceedings, all damages or compensation awarded for a partial or total taking, including any sums compensating Tenant for diminution in the value of or deprivation of its leasehold estate, shall be the sole and exclusive property of Landlord, except that Tenant will be entitled to any awards intended to compensate Tenant for expenses of locating and moving Tenant's operations to a new space.


                          ARTICLE XIX DEFAULT OF TENANT

         SECTION 19.01 DEFAULT - RIGHT TO RE-ENTER. In the event of any failure of Tenant to pay any rental due hereunder within ten (10) days after written notice that the same is past due shall have been mailed by certified mail to Tenant, or any failure by Tenant to perform any other of the terms, conditions or covenants required of Tenant by this Lease within thirty (30) days after written notice of such default shall have been mailed by certified mail to Tenant, or if Tenant shall abandon said Premises, or permit this Lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it may have, shall have the right to declare this Lease terminated and shall have the immediate right of re-entry and may remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without evidence of notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby. Tenant hereby waives all compensation for the forfeiture of the term or its loss of possession of the Premises in the event of the forfeiture of this Lease as provided for above. Any notice that Landlord may desire or is required to give Tenant with reference to the foregoing provision may, in lieu of mailing, at the option of Landlord, be conspicuously posted for ten (10) consecutive days at the main entrance to or in front of the Premises, and such notice shall constitute a good, sufficient, and lawful notice for the purpose of declaring a forfeiture of this Lease and for terminating all of the rights of the Tenant hereunder.

         SECTION 19.02 DEFAULT - RIGHT TO RE-LET. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations and repairs as may be necessary in order to relet the Premises, and may relet said Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied first to the payment of any costs and expenses of such reletting, including brokerage fees and attorney's fees and costs of such alterations and repairs; second, to the payment of rent or other unpaid obligations due hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rental received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of said Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court or competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time elect to terminate this Lease for such previous default. Should Landlord at any time terminate this Lease for any default, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such default, including the cost of recovering the Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable.

         SECTION 19.03 LEGAL EXPENSES. In case of default by either party in the performance and obligations under this Lease, the defaulting patty shall pay all costs incurred in enforcing this Lease, or any right arising out of such default, whether by suit or otherwise, including a reasonable attorney's fee.

                ARTICLE XX BANKRUPTCY, INSOLVENCY OR RECEIVERSHIP

         SECTION 20.01 ACT OF INSOLVENCY, GUARDIANSHIP, ETC. The following shall constitute a default of this Lease by the Tenant for which Landlord, at Landlord's option, may immediately terminate this Lease.

                  (a) The appointment of a receiver to take possession of all or substantially all of the assets of the Tenant.

                  (b) A general assignment by the Tenant of his assets for the benefit of creditors.

                  (c) Any action taken or suffered by or against the Tenant under any federal or state insolvency or bankruptcy act.

                  (d) The appointment of a guardian, conservator, trustee, or other similar officer to take charge of all or any substantial part of the Tenant's property.

         Neither this Lease, nor any interest therein nor any estate thereby created shall pass to any trustee, guardian, receiver or assignee for the benefit of creditors or otherwise by operation of law.


                           ARTICLE XXI LANDLORD ACCESS

         SECTION 21.01 LANDLORD ACCESS. Landlord or Landlord's agent shall have the right to enter the Premises at all reasonable times to examine the same, or to show them to prospective purchasers or lessees of the Building, or to make all repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon said Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and rent shall not abate while said repairs, alterations, improvements, or additions are being made, by reason of loss or interruption of business of Tenant, or otherwise which shall not materially affect Tenant. During the ninety days prior to the expiration of the Rental Term of this Lease or any renewal term, Landlord may exhibit the Premises to prospective tenants and place upon the Premises the usual notices "To Let" or "For Rent" which notices Tenant shall permit to remain thereon without molestation.


                          ARTICLE XXII LANDLORD'S LIEN

         SECTION 22.01 LANDLORD'S LIEN. Tenant hereby grants to Landlord a lien upon the improvements, trade fixtures and furnishings of Tenant to secure full and faithful performance of all of the terms of this Lease.


                           ARTICLE XXIII HOLDING OVER

         SECTION 23.01 HOLDING OVER. Any holding over after the expiration of the Rental Term hereof shall be construed to be a tenancy at sufferance and all provisions of this Lease Agreement shall be and remain in effect except that the monthly rental shall be double the amount of rent (including any adjustments as provided herein) payable for the last full calendar month of the Rental Term including renewals or extensions. Notwithstanding the aforementioned double rent penalty, should Tenant and Landlord agree to construct or lease another building to the Tenant, this penalty can be waived.

         SECTION 23.02 SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing.

                       ARTICLE XXIV RULES AND REGULATIONS

         SECTION 24.01 RULES AND REGULATIONS. Tenant shall comply with all reasonable rules and regulations which are now or which may be hereafter prescribed by the Landlord and posted in or about said Premises or otherwise brought to the notice of the Tenant, both with regard to the project as a whole and to the Premises including common facilities.

                           ARTICLE XXV QUIET ENJOYMENT

         SECTION 25.01 QUIET ENJOYMENT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease and actions resulting from future eminent domain proceedings and casualty losses.

                          ARTICLE XXVI SECURITY DEPOSIT

         SECTION 26.01 SECURITY DEPOSIT. The Landlord herewith acknowledges receipt of the amount set forth in Section 1.01(Q), which it is to retain as security for the faithful performance of all the covenants, conditions and agreements of this Lease, but in no event shall the Landlord be obliged to apply the same upon rents or other charges in arrears or upon damages for Tenant's failure to perform the said covenants, conditions and agreements. The Landlord may so apply the security, at its option, and the Landlord's right to possession of the Premises for non-payment of rent or for any other reason shall not in any event be affected by reason of the fact that the Landlord holds this security. The said sum, if not applied toward the payment of rent in arrears or toward the payment of damages suffered by the Landlord by reason of the Tenant's breach of the covenants, conditions and agreements of this Lease, is to be returned to the Tenant without interest when this Lease is terminated,according to these terms, and in no event is the said security to be returned until the Tenant has vacated the Premises and delivered possession to the Landlord.

         In the event that the Landlord repossesses the Premises because of the Tenant's default or because of the Tenant's failure to carry out the covenants, conditions and agreements of this Lease, the Landlord may apply the said security toward damages as may be suffered or shall accrue thereafter by reason of the Tenant's default or breach. The Landlord shall not be obligated to keep the said security as a separate fund, but may mix the said security with its own funds.

                     ARTICLE XXVII MISCELLANEOUS PROVISIONS

         SECTION 27.01 WAIVER. No failure on the part of Landlord to enforce any covenant or provision of this Lease shall discharge or invalidate such covenant or provision or affect the right of Landlord to enforce the same in the event of any subsequent breach. One or more waivers of any covenant or condition by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant or condition and the consent to or approval of any subsequent similar act by Tenant. No breach of a covenant or condition of this Lease shall be deemed to have been waived by Landlord, unless such waiver be in writing signed by Landlord.

         SECTION 27.02 ENTIRE AGREEMENT. This Lease constitutes the entire Agreement and understanding between the parties hereto and supersedes all prior discussions, understandings and agreements. This Lease may not be altered or amended except by a subsequent written agreement executed by all parties.

         SECTION 27.03 FORCE MAJEURE. Any failure to perform or delay in performance by either party of any obligation under this Lease. other than Tenant's obligation to pay rent, shall be excused if such failure or delay is caused by any strike, lockout, governmental restriction or any similar cause beyond the control of the party so failing to perform, to the extent and for the period that such continues.

         SECTION 27.04 LOSS AND DAMAGE . Except as otherwise provided in this Lease, the Landlord shall not be responsible or liable to tile Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying all or any part of the premises adjacent to or connected with the Premises or any part of the building of which the Premises are a part, or for any loss or damage resulting to the Tenant or his property from bursting, stoppage or leaking of water, gas sewer or steam pipes or for any damage or loss of property within the Premises from any cause whatsoever.

         SECTION 27.05 ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the amount owing hereunder shall be deemed to be other than on account of the earliest stipulated amount receivable from Tenant, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or receivable or pursue any other remedy available under this Lease or the law of the state where the Premises are located.

         SECTION 27.06 NO OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises and this Lease becomes effective as a lease only upon full execution and delivery thereof by Landlord and Tenant.

         SECTION 27.07 ANTI-DISCRIMINATION. Tenant herein covenants by and for itself, its heirs, executors, administrators and assigns and all persons claiming under or through it, and this Lease is made and accepted upon and subject to the following conditions That there shall be no discrimination against or segregation of any person or group of persons on account of race, sex, marital status, color, creed, national origin or ancestry, in the leasing, subleasing, assigning, use, occupancy, tenure or enjoyment of the Premises, nor shall the Tenant itself, or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessees, or subtenants in the Premises.

         SECTION 27.08 SEVERABILITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         SECTION 27.09 OTHER MISCELLANEOUS PROVISIONS. This instrument shall not be recorded without the prior written consent of Landlord; however, upon the request of either party hereto, the other party shall join in the execution of a memorandum or "short form" lease for recording purposes which memorandum shall describe the parties, the Premises, the Rental Term and shall incorporate this Lease by reference, and may include other special provisions. The captions which precede the Sections of this Lease are for convenience only and shall in no way affect the manner in which any provisions hereof is construed. In the event there is more than one Tenant hereunder, the liability of each shall be joint and several. This instrument shall be governed by and construed in accordance with the laws of the State wherein the Premises are located. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular number shall be held to include the plural when the sense requires. Time is of the essence of this Lease and every term, covenant and condition herein contained.

         SECTION 27.10 REPRESENTATION REGARDING AUTHORITY. The persons who have executed this Agreement represent and warrant that they are duly authorized to execute this Agreement in their individual or representative capacity as indicated.

     IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.

TENANT:                            LANDLORD:

ELECTRONIC TECHNOLOGY CORP.             PRACVEST, A UTAH GENERAL PARTNERSHIP


By: William E Chipman Sr.               By: /s/ W. Richards Woodbury
-------------------------               ---------------------------------------
William E Chipman Sr.                   W. Richards Woodbury, Attorney-in-Fact
Director and Chief Financial Officer




                                        By: /s/ Orin R. Woodbury
                                        ---------------------------------------
                                           Orin R. Woodbury, Attorney-in-Fact




                       LANDLORD ACKNOWLEDGMENT


STATE OF UTAH         )
                      )ss.
COUNTY OF SALT LAKE   )


     On this 21st day of May, 1995 before me personally appeared W.
RICHARDS WOODBURY and ORIN R WOODBURY to me personally known who being by me duly sworn did each for himself say that he is Attorney In Fact for that certain partnership known as PRACVEST and that the within instrument was executed by them for and on behalf of said partnership.

                                   O. Randall Woodbury
                                   -----------------------------------------
                                   Notary Public



                        TENANT ACKNOWLEDGEMENT
                             (CORPORATE)



STATE OF UTAH      )
                   )ss.
COUNTY OF UTAH     )

On this 17 day of May, 1995, before me personally appeared WILLIAM E CHIPMAN, known to me to be the Director and Chief Financial Officer , of ELECTRONIC TECHNOLOGY CORP., the corporation that executed the within instrument, known to me to be the person who executed the within instrument on behalf of the corporate therein named, and acknowledged to me that such corporation executed the within instrument pursuant to its bylaws or a resolution of its board of directors.



                                   Melvin A. Clement
                                   -----------------------------------------
                                   Notary Public

                               GUARANTY

     TO INDUCE PRACVEST, a Utah general partnership, to enter into that certain Lease Agreement dated the 17th day of May, 1995, by and between PRACVEST, a Utah general partnership, and ELECTRONIC TECHNOLOGY CORP, William
E. Chipman,Sr. hereby guarantees to PRACVEST a Utah general partnership, the Landlord, and its successors and assigns the due and punctual payment of all rent thereunder, and the performance of all covenants, conditions and agreements to be paid or performed by Tenant in or under the foregoing Lease.

     The undersigned jointly and severally waive any demand for performance upon Tenant and any notice to the undersigned of non-payment or non-performance by Tenant and hereby waive all suretyship defenses The undersigned further consents to any indulgences granted or allowed to Tenant, including but not limited to granting of extensions of times for payment or taking of any notes or other obligations or any security for payment of sums due or to become due, without notice to the undersigned and without thereby in any manner releasing or affecting the liability of the undersigned.


     DATED May 17, 1995
                                   /s/ William E Chipman, Sr.
                                   -----------------------------------------
                                   William E Chipman, Sr.


STATE OF UTAH    )
                 )ss.
COUNTY OF        )

On this 17 day of May, 1995, personally appeared before me William E. Chipman, Sr., signer of the foregoing instrument, who duly acknowledged to me that he executed the same.

                                   Melvin A. Clement
                                   -----------------------------------------
                                   Notary Public

                             PICTURE OF FLOOR PLAN

                             PICTURE OF POWER PLAN

                         PICTURE REFLECTED CEILING PLAN

                      PICTURE OF UTAH VALLEY BUSINESS PARK

                                   EXHIBIT "B"
                                LEGAL DESCRIPTION


        Lots 15 and 16 of Plat G, Utah Valley Business Park Subdivision.

                                   EXHIBIT "C"

                                 LANDLORD'S WORK

The following is a description of the construction, and limitations of same, which will be provided exclusively by the Landlord at Landlord's expense unless indicated otherwise herein. The basic site, exterior common area, and building shell improvements are existing or will be provided by Landlord in accordance with plans and specifications, prepared by Landlord's Architect, and shall be of a type and quality indicated herein or determined by Landlord's Architect. Where two types of materials, structures, or installations are indicated, the option will be exclusively with the Landlord.

A. SITE WORK

     1. Perform all earthwork, excavation, grading, and preparation of building pads and parking lot areas to receive final finishes.

     2. Install new curb, sidewalks, landscaping, underground sprinkler systems, and other improvements as indicated on site plans and in planters around the perimeter of the building.

     3. Install all parking lot improvements, asphalt paving, striping, and signage.

     4. Install parking lot drainage, retention, and other site utilities, including installation of pole and/or building mounted parking lot lighting.

B.   UTILITY DISTRIBUTION SYSTEMS EXTERIOR TO THE PREMISES

     1. Provide all utility mains including culinary water, fire protection, storm drainage, sanitary sewer, gas, electrical, and telephone and install in accordance with the governing municipal and utility company standards.

     2. Extend power and telephone mains to electrical rooms and provide distribution panels at a central location as more specifically described in Paragraph I.E. of this Exhibit.

C.   BUILDINGS

     1. Construct a one-story building consisting steel and/or wood framed structural support members on continuous concrete or spot footings of the shape, size, and configuration as shown on Exhibit "A". All work to be in accordance with plans and specifications prepared by Landlord's Architect.

     2. The exterior envelope shall consist of integrally colored or painted of 4" x 8" x 16" clay or concrete masonry units in combination with fixed glass and aluminum window framing and entrance door system. Configuration and design of windows, masonry units, and other exterior finishes to be as determined by Landlord's Architect. Roof to be constructed of single-ply, PVC or EPDM membrane system over rigid insulation.

     3. Landlord shall install demising partitions which shall be one-hour fire-rated and constructed of masonry or steel studs and 5/8" gypsum board. Such partitions shall extend from floor to underside of roof or floor construction above.

D.   COMMON AREAS, LOBBIES, CORRIDORS, AND RESTROOMS

     1. Each occupant will generally have independent restrooms, entrances, and exits serving its Leased Premises. Common lobbies, corridors, and restrooms are not anticipated but may be provided at Landlord's option where deemed necessary to serve building occupants.

     2. Provide mechanical and/or service and equipment areas including walkways, trash rooms, janitors rooms, electrical rooms, and shafts.

     3. Landlord reserves the right to make any additional changes, modifications, alterations, or additions to common areas utilizing a design and materials as determined appropriate by Landlord's Architect to achieve overall building design schemes developed by Landlord's Architect.

E.   LANDLORD'S WORK WITHIN THE PREMISES

     1. Basic functional main utility lines and systems shall be brought to restrooms, mechanical equipment, and electrical panels within the Leased Premises as follows:

          a. Water: Provided in restrooms, janitor's rooms, mechanical rooms, drinking fountains, etc.

          b. Sewer: Provided except in restrooms, janitor's rooms, mechanical rooms, drinking fountains, etc.

          C. Electrical Service: shall be 120/208 volt 3-phase service. Landlord shall either provide for a separate electrical disconnect panel within tenant space with main power extending therefrom to building central panels, or power shall be provided from tenant space directly to building central panels at Landlord's option.

          d.   Gas: Provided as required for boilers, HVAC equipment.

          e. Telephones: None provided except for main service to electrical rooms.

     2. Landlord will provide functional packaged heating and air conditioning roof-top units, sized, positioned, and zoned as required and supply and return air duct distribution system, grilles, diffusers, and controls within each lease space. System shall be designed to maintain 72 degrees F. indoor at 95 degrees F., outdoor summer condition; and 70 degrees F. indoor at O degrees F., outdoor winter condition. All work will be installed in accordance with good engineering practice based on the exposure and areas served.

     3. Landlord shall provide handicapped accessible and equipped restrooms within Leased Premises. Restrooms shall include complete hot and cold water service, number and type of fixtures, finishes, and accessories as indicated below. All work to be installed in accordance with applicable laws and codes.

          a. Fixtures - Provide quantity required by code. To include ceramic floor-mounted, tank-type water closets; matching ceramic urinals; recessed ceramic vanities in counter-top with brass-bodied, chrome plated hardware.

          b. Accessories - Provide steel, floor-mounted bathroom partitions or wall-hung privacy screens between water closet compartments and urinals. Also, provide handicap grab bars, toilet paper holders, soap dispensers, paper towel dispensers, and vanity mirrors as required by code and to serve each restroom.

          c. Finishes - Provide 4'-0" high, plastic laminate or marlite wainscot on all walls with painted sheetrock walls and ceilings above. Floor to have vinyl composition tile and 4" covered vinyl base. Cabinet bases and counter-tops to be as indicated elsewhere.

     4. Landlord shall provide a complete fire sprinkler system throughout in accordance with NFPA #13 including risers, valves, fire department connections, alarms, main and branch piping, drops, and heads. System to be based on the layout as shown in Exhibit A.

     5. Landlord shall provide additional improvements and finishes within the Premises as indicated below and as shown on attached Exhibit A Floor Plan, Reflected Ceiling Plan, and Power Plan. Any work that is otherwise required to place the Premises in a finished occupiable condition shall be provided by Tenant in accordance with Design and Construction Standards.

          a. Interior Partitioning: 8 - 9 ft. high partitions extending to underside of ceiling with 5/8" or 1/2" gypsum board each side, fire-taped and painted.

          b. Paint and Wall Covering: Landlord shall provide a 3-coat paint application on all demising walls and Landlord provided interior partitions. Color to be at Tenant's option. Two different colors can be used but only one color per wall.

          c.   Interior Doors and Hardware: Landlord shall provide 3'-0" x
               6'8" solid core wood doors with hollow metal or wood frame at Landlord's option, stained and finished on all interior doors shown on plan. Hardware will typically include 1-1/2 pair hinges, door stop, and commercial grade lockset.

          d. Entrance Doors and Hardware: Landlord shall provide 3'-0" x 7'-0" glass and aluminum door and frame together with 1-1/2" pair hinges, door stop, closer, and mortise type lockset with deadbolt for all exterior entrance and exit doors. Where a exterior door is for service use only, Landlord may provide a standard, painted, hollow-metal door and frame.

          e. Millwork: Landlord will provide plastic laminate counter-top with 4" back-splash and base cabinets in restrooms and breakroom as shown on Floor Plan. At Landlord's option, wood casings and/or base matching color and finish of wood doors may be used around doors and windows or in other locations where deemed advisable by Landlord's Architect.

          f. Electrical: Landlord shall provide overhead lighting, switches, duplex outlets, and phone outlets as shown on Power Plan and Reflected Ceiling Plan. Light fixtures to be 2'0" x 4'0" standard recessed 3-tube light fixture with acrylic tenses or 8'0" strip lights as applicable. Light switches and outlets to be standard ivory colored 20 amp devices or the quantity shown on plan or of any other type specifically indicated. Empty telephone junction outlets extending to ceiling plenum to be provided where shown.

          g. Window Coverings: Landlord shall provide 1-inch mini-blinds of a uniform type and color on all exterior windows.

          h. Floor Coverings: Landlord shall provide 26 oz. level-loop carpet directly glued to floor throughout the Premises except in the product assembly area. Restrooms and equipment rooms to have vinyl composition tile. Color at Tenant's option, selected from manufacturer's standard line for the type of carpet provided.

          i. Wall Base: Landlord shall provide 4-inch high, straight vinyl base on all carpeted and VCT floors at Landlord provided partitions. Color at Tenant's option, selected from manufacturer's standard line.

          j. Ceilings: Landlord shall provide a standard 2'0" x 4'0", suspended acoustical lay-in ceiling system and grid where shown on plan. Landlord may provide suspended gypsum board ceilings where deemed advisable by Landlord's Architect in lieu of standard 2'0" x 4'0" ceiling. Other areas to remain unfinished.

     6.   Locating of Landlord's Work Within the Premises.

          a. In addition to any rights that Landlord or other building occupants might have through the Restrictions, Rules, and Covenants related to this project, Landlord and other Tenants shall have the right to locate utility mains and other facilities within the Premises, when such location is dictated by necessities of engineering design, good practice, and/or code requirements. These shall be located, wherever possible, in ceiling plenums and walls or so as to cause the minimum of interference with the Tenant and to be unobtrusive in appearance, and so as not to materially interfere with Tenant's business or use of space.

          b. This right to locate work within the Premises shall include the right to locate work in ceiling plenum areas between finished ceiling and roof or floor deck above, as well as on the roof or under the roof thereof.

          c. Facilities may include, but are not necessarily limited to: drains, water supply, sewerage lines, refrigerant lines, sprinkler risers, electric power circuits, telephone circuits, pump stations, electric panel boards, sanitary vents, air supply, ducts and shafts, exhaust ducts, and flues servicing other building occupants.

          d. Such areas shall be located adjacent to an interior wall and shall in no event exceed 1.0% of the floor area.

     7. Construction plans and specifications will be prepared by Landlord's Architect showing final location of all partitions, doors, ceiling layout, etectrical fixtures and outlets, heating and air conditioning diffusers, and other construction within the Leased Premises. All plans shall be subject to Tenant's approval. Landlord will not commence with Tenant finish construction prior to obtaining Tenant's approval of finish plans. Landlord may make minor deviations to the approved plan where deemed necessary by Landlord's Architect due to site conditions or where good engineering and design may so dictate provided the aesthetic effect or function of the space is not materially altered.

                                   EXHIBIT "D"

                                  TENANT'S WORK

A.   GENERAL


     1. Any work which is not specifically described as being Landlord's work herein but which is required to complete and place the premises in a finished condition shall be done by Tenant at Tenant's cost and in full accordance with Design and Construction Standards.

     2. Tenant's work shall include all design, finishes, decorating, equipment, furniture and any other costs or fees required to complete construction or obtain occupancy permits, business licenses, or utility services except as specifically required to be performed by Landlord herein.

     3. Tenant may not enter upon premises to commence Tenant's work or to deliver fixtures or equipment prior to substantial completion of Landlord's work within the premises except with prior written approval of Landlord. If so permitted, such entry shall not be deemed an acceptance by the Tenant of possession of the premises, but in such event Tenant shall hold Landlord and Landlord's General Contractor harmless for any loss or damage to Tenant's property, fixtures, or equipment and for injury to any persons, unless same be directly caused by the wanton negligence of Landlord or its agents or its General Contractor.

     4. Tenant will provide Landlord with all necessary information with respect to space needs, equipment requirements, and other special conditions or provisions that must be planned for. Such information shall be provided promptly at Landlord's request.

B.   PLANS AND SPECIFICATIONS

     1. Tenant will provide plans, drawings, or other necessary information to Landlord's Architect with respect to space layout needs, electrical and mechanical criteria, and with respect to special requirements and additional improvements to be provided by Tenant. Tenant shall pay an architectural fee equal to 6% of the value of all construction costs for Tenant provided work or work exceeding the allowances provided by Landlord.

     2. Landlord shall make changes to preliminary plans as requested by Tenant. Any changes, modifications, or additions to plans requested by Tenant thereafter may be made prior to proceeding with construction. However, to the extent that such changes require re-engineering or material alterations to construction drawings, Tenant shall pay for the cost of making such changes or modifications.

     3. From approved preliminary plans, Landlord shall prepare final construction drawings and perform the necessary engineering, circuiting design, HVAC distribution design, and other details required for construction of the Leased Premises.

     4. Landlord shall submit final construction drawings to Tenant for review and approval. Construction of Tenant improvements may commence only after completion of construction drawings by Landlord's Architect and final approval by Tenant.

     5. Where possible, Landlord will provide to Tenant for approval a cost of all Tenant work prior to proceeding with construction. However, Landlord may proceed with such work prior to obtaining cost where it is necessary in order to maintain construction progress.

     6. Tenant shall pay for the cost of all changes, modifications, or alterations in approved drawings or construction requested by Tenant after completion of final construction drawings.

     7. Any questions, clarifications, or interpretations regarding design criteria, plans, or specifications and all submissions for approval shall be directed to Landlord at 2677 East Parley's Way, SLC, UT, 84109, Attention: Lynn S. Woodbury.

     8. At Tenant's option, Tenant may separately prepare additional drawings describing Tenant construction or additional improvements not provided by Landlord. In such event, all such drawings shall be submitted to Landlord's Architect for approval prior to Tenant proceeding with such work.

C.   CONSTRUCTION BY TENANT CONTRACTORS

     1. Where initial construction is to be performed by Tenant and Landlord is paying an agreed upon allowance toward the cost of the construction of Tenant's work, the Tenant and Tenant's contractors will be responsible for the entire cost of the work, including the cost of permits, fees, and other general conditions as described in the General Construction Requirements.

     2. Tenant's contractors shall conform with the General Construction Requirements herein, secure necessary permits and be responsible for any damage to basic building systems caused by or incidental to its work.

     3. Upon completion, Landlord shall inspect and upon verification of compliance with design criteria and proper tie-in with building systems, construction allowance will be paid.

     4. For any subsequent remodeling to the Leased Premises, or, where initial additional Tenant construction is to be performed by Tenant, such work may only be performed after receipt of written approval from Landlord. Tenant shall prepare all plans and fully describe any remodeling work to be performed.

     5. Tenant is encouraged to utilize Landlord's contractor for the completion of Tenant work in light of contractor's familiarity with the project and the construction requirements and operating systems. Landlord's contractor will submit complete cost breakdown for the performance of all work and, upon receipt of Tenant's approval, will commence construction and complete all work in a timely manner.

D.   CONSTRUCTION BY LANDLORD CONTRACTORS

     1. Initial construction work is to be performed by Landlord's contractors. Tenant shall pay the cost of any work required beyond that set forth in Exhibits "A-1" or "C". Where Landlord is performing Tenant work, the procedure shall be as follows:

          a. Landlord's contractor will submit to Tenant complete cost breakdowns for the portion of the work to be paid for by Tenant.

          b. Contractor shall not proceed with any work until after receipt of Tenant's written approval and acceptance of the cost and a deposit in the amount of 50% of the value thereof.

          c. Landlord's contractor shall notify Tenant of substantial completion at which time an inspection will be performed and a "punch list" of deficiencies prepared. Tenant shall immediately make payment of the remaining portion of the cost to be paid by Tenant, less a reasonable retainage based on the value to correct or complete any of the deficiencies or items of work on the punch list.

          d. Tenant may then enter upon the premises and install any other equipment, fixtures, furnishings, decorations, or improvements not included as part of the construction contract.

          e. Landlord's contractor shall correct in a timely manner any deficiencies on the punch list.

          f. Tenant shall make payment of any retainages held to Landlord's contractor within 10 days after completion of all punch list items.

     2. Tenant shall promptly repair or be responsible for the cost of repairing any damage to Landlord provided improvements caused by Tenant's Contractors or the installation of Tenant's fixtures and furnishings.

     3. Tenant shall also pay an amount equal to $____________________ toward the cost of work to be provided by Landlord per Exhibit "C". Such amount is determined as follows.

E.   DESIGN AND CONSTRUCTION STANDARDS

     1.   Purpose and Scope

          a. The design criteria as set forth in this section represent minimum standards for all systems, finishes, mechanical, electrical, and other construction work and installations and design.

          b. These standards also describe the specification and construction standard to be used with respect to all Landlord provided work. If there is a discrepancy between these construction standards and Exhibit "C" descriptions, the Exhibit "C" descriptions shall govern.

          c. These standards and criteria are established to assure the proper and efficient operation and functioning of common building systems, to verify the compatibility of all installations with basic building systems, to set a standard of quality which will enhance and maintain building values and to establish uniform criteria relating to the overall aesthetics and appearance of the project.

          d. All construction and installations shall conform with the standards set forth herein and shall be subject to the prior written approval of Landlord's Architect, who shall have absolute authority with respect to the design and construction issues and whose decisions shall be binding upon all building tenants. Tenant hereby agrees to abide by the decisions of said Architect.

     2.   General Construction Requirements

          a. The design, type of construction, engineering of mechanical and electrical systems, types of materials and finishes, and each of Tenant's proposed contractors must be approved by Landlord or Landlord's Architect prior to the commencement of any construction work.

          b. Construction and use shall comply with applicable statutes, ordinances, regulations, laws, building codes, zoning statutes including, without limiting, the foregoing: Uniform Building Code, National Electric Code, Uniform Plumbing Code, Uniform Mechanical Code, and any other applicable City, County and State Building, Plumbing, Mechanical, Fire, Health, Pollution, Electrical, Safety, Americans With Disabilities Act, and other codes.

          c. All required permits shall be obtained and paid for by Tenant and/or Tenant's Contractor.

          d. Quality of workmanship and materials shall be first class, acceptable to Landlord's Architect and in keeping with the project standards.

          e. On completion, all facilities shall be in full use without defects.

          f. Contractors shall be required to show evidence of possessing good labor relations, compatible with other labor on the project, and Tenant and its contractors shall avoid labor practices or disputes which will interfere with other work or operations in the project.

          g. Contractors shall be required to work in harmony with other contractors on the project. Tenant's contractors shall coordinate their work and any systems shut downs with the contractors and occupants of the building.

          h. Landlord shall have the right to order any Tenant or Tenant's Contractor, who willfully violates the above requirements, to cease work, and to remove himself, his work, his equipment, and his employees from the property.

          i. Tenant's contractors shall carry such types of insurance in such amounts as shall be designated by Landlord, and all policies shall name the Landlord and its agents as additional insureds. Prior to starting construction, Tenant's contractor shall submit to Landlord a copy of or other evidence of such insurance.

          j. Landlord shall have the right to perform by its own contractor or subcontractors, on behalf of and for the account of the Tenant, any of the Tenant's work which Landlord determines should be so performed. Generally, such work shall be that which affects structural components, or the general utility systems for the project. If Landlord so determines, Landlord shall notify Tenant prior to commencement of said work, and Tenant shall reimburse Landlord for all costs of planning and performing such work.

          k. No approval by Landlord shall be deemed valid unless same shall be in writing signed by Landlord or Landlord's Architect.

          l. In the event that the premises have not been constructed in accordance with said approved drawings, Tenant shall not be permitted to open the premises for business until the premises comply in all respects with said approved drawings, in the reasonable exercised judgement of the Landlord's Architect. Where final drawings are in conflict with design criteria, the provisions of the design criteria shall prevail unless specific exceptions were agreed upon in writing.

     3.   Architectural (To the extent not otherwise provided by Landlord.)

          a.   Exterior Walls and Windows

               1) Modifications to exterior walls after Landlord's initial construction will generally not be permitted.

               2) Wall finish shall be 4" x 8" x 16" clay or concrete masonry units in the pattern, design, finish, color, texture, and style determined by Landlord's Architect. A landscaped beam will be constructed to a point approximately 6" below the sill of all windows. Any modifications thereto must match precisely the materials and other project details established by Landlord in the original construction.

               3) Glass shall be 1" double-glazed, medium gray tinted, insulated glass. Exterior pane to be tinted and interior pane to be clear.

               4) Aluminum frame shall extend from sill to underside of masonry head or finish ceiling structure above and shall be 4" wide at door and window recess areas and 2-3/4" wide at other windows. Finish shall be clear anodized.

               5) Penetrations or modifications of exterior walls for exhaust vents, ducts, or other purposes will not be permitted except where specifically agreed otherwise by Landlord's Architect. Detailing must be in strict accordance with Landlord's requirements.

          b.   Interior Walls and Partitions

               1) Demising walls generally to have 5/8" sheetrock (one-hour rated construction) on light-gauge metal studs extending from floor to underside of structure above.

               2) Office partitioning shall generally be of light gauge metal studs with 1/2" sheetrock extending from floor to underside of acoustical ceiling. One-hour construction must be utilized in corridors or other areas where required by code.

               3) All walls to be painted with one prime coat and two finish coats of alkyd-enamel paint with satin finish. Color at Tenant's option.

               4) Floor base to be 4" high straight edge vinyl. Color at Tenant's option.

               5) Other types of partitioning systems, base material, or wall finishes may be applied at Tenant's option. Tenant shall be responsible for any additional cost related thereto.

     c.   Ceilings

          1) Ceilings shall be suspended 2' x 4' fissured, white acoustical ceiling tile in T-bar grid or suspended gypsum board.

          2) In one-hour rated corridors or spaces, ceilings must be 1-hour fire-rated construction with fire dampers at grilles and boxed "USG Thermal Fiber" light fixture protection or equal, unless approved otherwise by the local building official. Fixtures may be surface mounted where approved by Landlord.

          1) Carpet to be 26 oz., Level loop, nylon or olefin, directly glued to concrete floor. Color at Tenant's option selected from palette of standard colors offered by manufacturer.

          2) Vinyl tile may be substituted in file rooms, storage rooms, print rooms, restrooms, or other areas where use of such floor covering is prudent.

          3) Other type or quality of floor coverings may be used with Landlord's Architect's approval. Tenant shall be responsible for any additional costs related thereto.

     f.   Cabinetry & Millwork - Type, style and color at Tenant's option.

4.   Structural and Roof (To the extent not otherwise provided by Landlord.)

     a. There shall be no penetrations of the roof or installation of radio or television antennas or any other equipment on the roof without the prior written approval of Landlord's Architect.

     b. Any and all roof penetrations shall be engineered and installed in accordance with standard project details.

     c. Any rooftop equipment or exhaust fans, if permitted, shall be installed on fully contained curbs in a location specifically approved by Landlord's Architect.

          1) Roof curbs shall be fully framed and the structure will be reinforced as necessary and in a manner so as to leave it as strong or stronger than original design with finish unimpaired.

          2) Equipment shall be located so as not to be visible from the ground or parking lot areas. Metal screen walls may be required by Landlord's Architect to shield equipment where location makes visible.

     d. Floor construction and loads are designed of adequate capacity to generally support typical offices uses. However, Tenant shall indicate on plans the weight of any special equipment, heavy equipment, computers, library cases, etc., so that Landlord's Architect may evaluate load carrying capacity. If inadequate, additional reinforcing will be required.

     e. Under no condition shall any penetrations or cutting of the floor or roof joists be permitted except with Landlord's Architect's specific written approval and then only in accordance with any special requirements that Landlord's Architect may impose.

     f. The dimension to the underside of structural joists is typically no less than 11'-0". Consequently, approximately 2'-0" of clear plenum space is available for utility distribution systems.

     g. Any cutting of stabs must be by sawcutting or core drilling. Take precautions to protect adjoining finishes and construction.

5.   Plumbing (To the extent not otherwise provided by Landlord.)

     a. Restrooms, janitor's rooms, and drinking fountains of adequate size and capacity to meet applicable building codes are provided by Landlord as shown on plans.

     b. Tenant shall be responsible for the installation of all additional plumbing within premises as may be desired including but not limited to additional restrooms, water heaters, vanities, fountains, sinks, wet bars, floor drains, associated rough-ins, distribution and vents and all other plumbing work unless specifically indicated otherwise herein.

     c. Tenant shall connect to building water and sewer mains in locations designated by Landlord's Architect.

     d. Any other special systems for natural gas or plumbing for Tenant equipment or other special Tenant facilities shall be by Tenant including any grease interceptors, chemical holding pots or other types of special waste traps from laboratories that may be needed to safeguard and assure the proper operations and maintenance of basic building systems in accordance with good engineering design as determined by Landlord's Architect.

6. Heating, Ventilating, and Air Conditioning (HVAC) (To the extent not otherwise provided by Landlord.)

     a. Landlord has provided rooftop heating and air conditioning units and associated gas piping, together with supply and return air duct distribution system, ceiling diffusers and registers, and controls to serve the Leased Premises. Units shall have

     e. Each restroom will have a separate exhaust fan with back-draft damper appropriately sized for the area exhausted and interlocked with the lighting.

     f. Additional exhaust fans, exhaust hoods and make-up air vents or additional cooling will be installed by Tenant if such units in the determination of Landlord's Architect are necessary. All exhaust fans must be provided with back-draft dampers.

     g. Any separate HVAC systems that may be required for Tenant's special needs or special purpose areas shall be provided by Tenant at Tenant's expense.

     h.   The ceiling plenum area is used as a return-air plenum.

7.   Fire Protection: (To the extent not otherwise provided by Landlord.)

     a. A complete fire sprinkler system is provided throughout with approximately one head per 125 sq. ft. All fire sprinkler work must conform to NFPA #13 for light hazard occupancies.

     b. Heads shall be chrome-plated brass pendant with semi-recessed chrome-plated escutcheons.

     c. Tenant shall relocate existing heads or install new heads as required to achieve proper coverages in compliance with NFPA #13 with respect to the construction or installation of any Tenant partitioning.

     d. Tenant to provide fire extinguishers as determined necessary by local fire marshall.

8.   Electrical (To the extent not otherwise provided by Landlord.)

     a. Electric power available to Tenant's premises shall be 120/208 volt, 3 phase, 4 wire. Except for work to be provided by Landlord, Tenant shall pay all costs related to the modification of Landlord provided electrical or the installation and distribution of Tenant provided electrical equipment.

     b. Tenant power shall be brought to panels or subpanels within electrical rooms located adjacent to the Leased Premises or in the wall of a partition within the Leased Premises.

     c. Tenant shall do any and all electrical work it may require beyond that provide by Landlord including but not limited to distribution center requirements and branch wiring, duplex and convenience outlets, under-floor ducts for outlets and telephone, lighting, distribution and fixture installation, lamps, control wiring, equipment time clocks, and electrical work required for special equipment. All Tenant circuiting shall be installed so as to maintain a balance between phases.

     d. Exit lights and emergency exit lighting are provided by Landlord at each main exit. Additional exit lights and emergency lighting when required by the building official shall be provided by Tenant.

9. Telephone Communications (To the extent not otherwise provided by Landlord.)

     a. Landlord has provided main telephone service to the building at telephone distribution panels located in building electrical rooms. Telephone outlet boxes stubbed to plenum area have also been provided.

     b. Tenant shall be responsible for all telephone and communication systems, distribution wiring, outlets, and equipment required to satisfy its needs and shall make any necessary arrangements with the local utility company and/or private telephone companies.

     c. Telephone wiring shall be of a type permitted by building codes. Wiring shall be installed in conduit or be Teflon coated.

10. Data and Computer Equipment and Associated Wiring (To the extent not otherwise provided by Landlord.)

     a.   Landlord has provided data outlet boxes stubbed to plenum area.

     b. Tenant shall be responsible for all data and computer systems, distribution wiring, outlets, and equipment required to satisfy its needs.

     c. Data and computer wiring shall be of a type permitted by building codes. Wiring shall be installed in conduit or be Teflon coated.

                                     Page 5

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     2    Prior to proceeding with the fabrication and installation of any exterior signage, Tenant shall submit to Landlord a sign fabrication drawing showing the dimensions, construction details, method of attachment, location of lighting, and other pertinent information. All sign fabrication drawings must be approved by Landlord in writing.

     3.   The wording of Tenant's exterior signage shall be as set forth in
          Section 1.01 (G) of the Lease. Use of corporate logos, shields, or crests will be permitted.

     4. Business identification signage will be required of all tenants. Such signage will be of a uniform type and size, located on the side masonry panel immediately adjacent to the Tenant entrance. Optional identification signage may be installed by Tenant at Tenant expense. Such signage shall be of a uniform type and size, located the masonry parapet fascia above the windows where specifically approved by Landlord.

     5. Exterior signs shall be used to identify the names of businesses only. Advertising, identification of products sold or services provided will generally be prohibited.

     6. All signs must be approved by Landlord prior to fabrication and installation. No approval shall be deemed valid unless given in writing.

     7. Tenant shall be responsible for the removal of all signs at the termination of any lease. Tenant shall repair any damage to building materials and shall completely remove any remnants of signage including, if necessary, cleaning the masonry surface to remove dirt or other surface stains. Tenant shall patch all holes using mortar matching that used on the other parts of the building. Tenant agrees to pay Landlord $500 penalty for failure to remove signage or properly repair and restore building surfaces to a condition satisfactory to Landlord.

C.   BUSINESS IDENTIFICATION SIGNAGE CRITERIA

     1. All signs shall be non-illuminated individual letter type. Letters shall be cut, 1" thick, plastic faces without edge trim, painted to match window frames.

     2.   Maximum letter size shall be 6".

     3. Letter style shall be ____________________. Where Tenant logo or trade mark utilizes a different letter style, such style may be used only when specifically approved by Landlord.

     4. Logos may be utilized using the same type materials and design. Size of logo may be increased to 12".

     5. Signs shall be Located on the masonry panel between the entrance and window. Signs shall be centered horizontally on the panel and maintain a minimum of 1'-0", clear space each side. Signs shall also be centered vertically between the window sill and the head. In no case may signage extend above the window head.

     6. Where multiple businesses are located within Leased Premises, each business may have separate identification signage. Signs shall be on separate lines, appropriately spaced and separated.

     7.   Tenant may install one set of signs at each entrance.

D.   OPTIONAL IDENTIFICATION SIGNAGE CRITERIA

     1. All signs shall be reversed channel, individual letter type signs constructed from sheet metal with 4" deep painted returns and faces matching the color used in the exterior aluminum framing system. No exposed fasteners shall be permitted. Signs may be illuminated or non-illuminated at Tenant's option.

          a. If sign is illuminated, construction shall provide a halo effect wherein lighting is by way of white neon concealed within each letter with a clear back. Letter shall be set off from the face of the wall by 1".

          b. If sign is non-illuminated, construction shall be the same as for illuminated signs except that neon and clear plastic backer will not be instated.

     2.   Maximum letter size shall be 24" high.

     3.   Letter style shall be as selected by Tenant.

     4. Logos may be utilized using illuminated faces, cabinets, and backgrounds without the halo effect. Size of logo may be increased to 32". Color, style, and design of face shall be at Tenant's option. The returns shall be painted to match the other Lettering.

     5. Tenant may install one sign on the face of each elevation upon which the Leased Premises

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                      !!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!!




          Such lettering will be 6" high and located and centered on the masonry band above each entrance recess.

     3.   No other signage will be permitted on buildings.

     4. Interior signage of the type and style selected by Tenant may be provided by Tenant at Tenant's option and expense.

F.   PARKING STALL IDENTIFICATION

     1. Reserved parking spaces may be designated. Reserved parking spaces shall be identified by painting "Reserved," "Business Name Only," or such other mutually approved designation. The location of spaces reserved for Tenant is designated on Exhibit "A", Site Plan.

     2. Other parking spaces may be designated for visitor or customer use only in a similar manner.

     3. Tenant will not permit its employees to park in spaces that are reserved or designated for specific tenants, visitors, or customers.

          a. The design, type of construction, engineering of mechanical and electrical systems, types of materials and finishes, and each of Tenant's proposed contractors must be approved by LandLord or Landlord's Architect prior to the commencement of any construction work.

          b. Construction and use shall compLy with applicable statutes, ordinances, regulations, Laws, building codes, zoning statutes including, without Limiting, the foregoing: Uniform Building Code, National Electric Code, Uniform Plumbing Code, Uniform Mechanical Code, and any other applicable City, County and State Building, Plumbing, Mechanical, Fire, Health, Pollution, Electrical, Safety, Americans With Disabilities Act, and other codes.

          c. ALL required permits shall be obtained and paid for by Tenant and/or Tenant's Contractor.

          d. Quality of workmanship and materials shall be first class, acceptable to Landlord's Architect and in keeping with the project standards.

          e. on completion, all facilities shaLL be in full use without defects.